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                                                                   EXHIBIT 12.1

                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)

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                                                                                         Nine Months Ended
                                                                                           September 30
                                                                                     1999                    1998
                                                                              -------------------------------------
FIXED CHARGES
   Interest expense                                                           $      98,290             $    82,774
   Portion of rentals deemed interest                                                   621                     528
                                                                              -------------------------------------


TOTAL FIXED CHARGES                                                           $      98,911             $    83,302
                                                                              =====================================


EARNINGS
   Income before taxes                                                        $      40,091             $    35,944
   Fixed charges                                                                     98,911                  83,302
                                                                              -------------------------------------


EARNINGS AS DEFINED                                                           $     139,002             $   119,246
                                                                              =====================================

RATIO OF EARNINGS TO FIXED CHARGES                                                    1.41x                   1.43x

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The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR. See Exhibit 12.2.